EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the inclusion, in this Form 8-K/A, of our report, dated January 31, 2025, with respect to our audit on the consolidated financial statements of Integrum Group LLC, for the years ended December 31, 2023 and 2022.

/s/ Farber Hass Hurley LLP

Camarillo, California

March 18, 2025